EXHIBIT 10.42

                                      11.5%
                          NON-RECOURSE PROMISSORY NOTE

Amount: $32,000,000                                           February 17, 1999

         For value received, Cotton Communications, Inc. ("Borrower") hereby agrees to pay to the order of Able Telcom Holding Corp., its successors or assigns ("Able"), in lawful money of the United States of America and immediately available funds, at its offices in West Palm Beach, Florida (or at such other place or places as Able may designate) the principal amount of Thirty-Two Million and No/100 Dollars ($32,000,000) on October 31, 2000 ("Maturity Date").

         INTEREST. Interest on the unpaid principal amount hereof from time to time shall accrue at an annual rate of 11.5% from the date hereof. Accrued interest shall be payable on payment of a Voluntary Prepayment or Mandatory Prepayment and on the Maturity Date.

         VOLUNTARY PREPAYMENTS. All or any portion of the unpaid principal balance of this Note, together with all accrued interest thereon, may be prepaid by Borrower at any time without penalty. Partial repayments of principal shall be made in tranches of $3,000,000.

         MANDATORY PREPAYMENTS. The principal amount of the Note shall be prepaid in whole or in part, together with all accrued interest thereon, by Borrower paying Able on the first business day after Borrower receives the proceeds of any of the following:

                  i. the redemption or sale of all or any portion of the outstanding shares of the Series B Preferred Stock;

                  ii. the sale of all or any portion of the Common Stock ("Common Stock") issued to Borrower upon conversion of the Series B Preferred Stock; or,

                 iii. the prepayment or payment of all or any portion of the Senior Notes.

          Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Financing Agreement (the "Agreement") between Borrower and Able dated the date hereof.

         Whenever a payment on this Note is stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day with interest accruing to the date of payment. Interest hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         If any amount owed by Borrower hereunder is not paid when due, Borrower shall pay interest on all such past due amounts at a rate equal to 13.5% per annum (the "Default Rate"),


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payable on demand of Able. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges at a rate or in an amount greater than is permitted by applicable law.

         Upon the occurrence of a default in payment of principal, interest or other amounts owing hereunder when due, the unpaid principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, (or in the case of bankruptcy or insolvency of Borrower, shall, without action on the part of Able, become), immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower. Failure of the holder of this Note to assert any right herein shall not be a waiver thereof.

         Borrower agrees to pay on demand all direct out-of-pocket losses, and reasonable out-of-pocket costs and expenses, if any (including reasonable fees and expenses of outside counsel), of Able in connection with the enforcement (whether by legal proceedings, negotiation or otherwise) of this Note and other documents delivered hereunder.

         Upon the occurrence and during the continuance of any default, Able is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts or other indebtedness at any time owing by Able to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Note, irrespective of whether or not Able shall have made any demand under this Note and of whether or not such obligations may be matured. Able agrees promptly to notify Borrower after any such set-off and application made by Able, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Able under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Able may have.

         In the event that this Note is transferred, assigned or pledged, Borrower hereby waives, as against such transferee, assignee or pledgee, any defenses and counterclaims that Borrower may have against the holder hereof. Nothing herein shall be construed as a waiver by any party of the exculpatory provisions set forth below.

         This Note shall be governed by and construed in accordance with the laws of the state of Florida without regard to conflicts of law provisions thereof.

         If any provision or obligation of the Note shall be determined to be invalid, ineffective or unenforceable, the validity, effectiveness and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

         EXCULPATORY PROVISION. Notwithstanding anything to the contrary in this Note or in the Agreement, this Note (A) is payable solely from (1) the Voluntary Prepayments or the Mandatory Prepayments described herein or, (2) payable at the Maturity Date, by the delivery of the

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remainder of the Series B Preferred Stock, the Common Stock and the Senior Notes
then held by Borrower and (B) does not constitute a personal obligation of Borrower.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal and delivered by their respective duly authorized officers as of the date first above written.

                                        COTTON COMMUNICATIONS, INC.

                                        By: /s/ TYLER DIXON
                                            -----------------------------------
                                        Name:   Tyler Dixon
                                        Title:  President


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